                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, For use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Analysis & Technology, Inc.
________________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

________________________________________________________________________________

      (2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

      (4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________

      (5) Total fee paid:

________________________________________________________________________________

[ ] Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

________________________________________________________________________________

      (2) Form, Schedule or Registration Statement No.:

________________________________________________________________________________

      (3) Filing Party:

________________________________________________________________________________

      (4) Date Filed: June 29, 1998

________________________________________________________________________________

[A & T Logo]
                                                                                [A & T Logo]

                                               July 1, 1998

Dear Shareholder:

       You are cordially invited to attend the Annual Meeting of Shareholders of Analysis & Technology, Inc. which will be held at 10:00 a.m., Tuesday, August 11, 1998, at The Mystic Hilton, Coogan Boulevard, Mystic, Connecticut.

       The formal Notice of the Annual Meeting of Shareholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

       Whether or not you plan to attend the Annual Meeting, please mark, sign, date, and return the enclosed proxy at your earliest convenience. If you later attend the meeting and wish to vote in person, you may withdraw your proxy and so vote at that time.

       I look forward to seeing you at the Annual Meeting.

                                              Sincerely,

                                              /s/ Gary P. Bennett
                                              Gary P. Bennett
                                              Chairman, President and CEO

--------------------------------------------------------------------------------

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS

--------------------------------------------------------------------------------

To the Shareholders of Analysis & Technology, Inc.:

     The 1998 Annual Meeting of Shareholders of Analysis & Technology, Inc. will be held at 10:00 a.m., E.D.T., at The Mystic Hilton, Coogan Boulevard, Mystic, Connecticut on August 11, 1998 to consider and act on the following matters:

     1. Election of directors;

     2. Ratification of the appointment of independent public accountants for fiscal year 1999;

     3. Approval of the 1998 Stock Option Plan; and

     4. Amendments to the Company's Certificate of Incorporation and Bylaws regarding indemnification and other matters relating to the new Connecticut Business Corporation Act.

     5. Any other matters which may properly come before the meeting.

Shareholders of record at the close of business on June 5, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                          /s/ David M. Nolf
                                          David M. Nolf
                                          Executive Vice President and Secretary

July 1, 1998

--------------------------------------------------------------------------------

YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING YOU MAY VOTE IN PERSON OR BY PROXY.

--------------------------------------------------------------------------------

                          ANALYSIS & TECHNOLOGY, INC.
                                    ROUTE 2
                                  P.O. BOX 220
                      NORTH STONINGTON, CONNECTICUT 06359

                                PROXY STATEMENT

                                    GENERAL

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Analysis & Technology, Inc. (the "Company") for use at the 1998 Annual Meeting of Shareholders to be held at The Mystic Hilton, Coogan Boulevard, Mystic, Connecticut on August 11, 1998 at 10:00 a.m., E.D.T., and all postponements or adjournments thereof (the "Annual Meeting"). This proxy statement and the accompanying proxy card and Annual Report are being mailed to shareholders on or about July 1, 1998. Shareholders are requested to mark, sign, date and return the enclosed proxy card. Execution of the proxy card will not affect the shareholder's right to attend the meeting and vote in person.

                               PROXIES AND VOTING

     It is important that all shareholders' votes be represented at the Annual Meeting either in person or by proxy. Each proxy will be voted as directed by the shareholder. Unless specifically directed otherwise, however, proxies will be voted in favor of each of the nominees and in favor of each of the proposals indicated in the meeting notice.

     A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company, by delivering an executed proxy card bearing a later date to the Secretary of the Company, or by appearing at the Annual Meeting and voting in person.

     Each share of the Company's common stock entitles the holder thereof to one vote upon any business properly presented at the Annual Meeting. At the close of business on June 5, 1998, the record date, there were 3,669,239 shares of common stock issued and outstanding. Unless otherwise noted in this proxy statement, all matters listed on the Notice of Meeting require the affirmative vote of a majority of those shares present and voting in person or by proxy at the Annual Meeting to be adopted. This assumes that a quorum is present.

     A majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the Annual Meeting to constitute a quorum. Under Connecticut corporation law, the approval of any corporate action taken at a shareholder meeting is based on votes cast. "Votes cast" means votes actually cast "for" or "against" a particular proposal, whether by proxy or in person. Abstentions and broker non-votes are not considered "votes cast." Broker non-votes occur when a broker nominee, who has voted on one or more matters at the meeting, does not vote on one or more other matters at the meeting because he or she has not received instructions from the beneficial owner to so vote, and does not have discretionary authority to do so. Accordingly, abstentions and broker non-votes will be treated as shares which are present and entitled to vote for purposes of determining a quorum, but those shares will not be treated as having been voted for purposes of determining the approval of any matter submitted to shareholders for a vote.

     Participants in the Company's Employee Stock Ownership Plan and in its Savings and Investment Plan are receiving instruction forms with this proxy statement rather than a proxy card. The instruction form is to be used by such participants to direct voting instructions to the trustees. Shares allocated to a participant's account cannot be voted unless the instruction form is signed and returned.

                                 ANNUAL REPORT

     The Company's 1998 Annual Report to Shareholders is being mailed with this proxy statement and should be referred to with regard to the Company's performance in fiscal year 1998.

                         ITEM 1. ELECTION OF DIRECTORS

GENERAL

     Under the Company's Certificate of Incorporation, the Board of Directors is divided into three classes whose terms are staggered to expire in different years. The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting of Shareholders for a full three-year term. There are at present seven directors, the number having been set by the Board of Directors in accordance with the Company's bylaws.

     The terms of three directors, Mr. Larry M. Fox, Mr. David M. Nolf and Mr. Dennis G. Punches, expire at the Annual Meeting. The Board of Directors will nominate these three directors for re-election for terms expiring in 2001. Unless otherwise indicated on any proxy card, the proxy will be voted to re-elect these directors.

     The Board of Directors knows of no reason why any of the nominees for director would be unable to continue to serve as a director. However, if any of the nominees should for any reason be unable to serve, the shares represented by all valid proxies not containing contrary instructions may be voted for the election of such other person as the Board may recommend in his or her place, or the Board may reduce the number of directors to eliminate the vacancy.

BACKGROUND INFORMATION ABOUT CURRENT DIRECTORS

     Set forth below, in alphabetical order, as of May 1, 1998, are the names and ages of all current directors, including the three directors whose terms expire in 1998 and who will be nominated for re-election. The information set forth includes, as to each person, the positions and offices held with the Company, the period of service to the Company in such capacities, and a brief account of the person's business experience. Family relationships among the Board are summarized at the conclusion of this section.

Gary P. Bennett

     Gary P. Bennett, 56, is Chairman of the Board, President and Chief Executive Officer of the Company. He joined the Company in 1972, became an Executive Vice President in 1978, was named Chief Operating Officer in 1984, became President in 1991, and Chief Executive Officer in November 1992. Mr. Bennett was elected Chairman of the Board of the Company in February 1997. He is also an officer and director of various wholly owned subsidiaries of the Company. In addition, he is a director of Washington Trust Bancorp, Inc. Mr. Bennett has served as a director of the Company since 1979. His present term of office expires in 1999.

James B. Fox

     James B. Fox, 70, has been a director of the Company since 1972. He served as Chairman of the Board from November 1992 to February 1997. In 1986, Mr. Fox retired from his position as president of Mobil Oil Credit Corporation, a wholly owned subsidiary of Mobil Oil Corporation that handles its credit functions. He had been an employee of Mobil Oil Corporation since 1949. His present term of office expires in 1999.

Larry M. Fox

     Larry M. Fox, 45, has been a director of the Company since 1978. He was elected Vice-Chairman of the Board of the Company in February 1997. Mr. Fox is director of hardware operations for Fisher-Rosemount Systems, a manufacturer of process controls. He joined Fisher-Rosemount Systems in April, 1998. From 1991 to April 1998, he was programs manager for VTEL Corporation, a manufacturer of video teleconferencing systems. His present term of office expires in 1998, and he will be nominated for re-election.

Nelda S. Nardone

     Nelda S. Nardone, 59, has been a director of the Company since 1977. She was the Company's Corporate Secretary from 1976 until 1985. Her present term of office expires in 2000.

Thurman F. Naylor

     Thurman F. Naylor, 78, has been a director of the Company since 1989. Mr. Naylor has been president and sole stockholder of Cameras and Images International, Inc., a company involved in the purchase and sale of photographic materials, since 1984. Prior to 1984, Mr. Naylor was chairman and president of Standard Thomson Corporation and Thomson International Corporation, manufacturers of temperature, pressure, and electronic controls. He has also been a director of Benthos, Inc., a fabricator of oceanographic equipment since 1987 and a director of CREME de la CREME, which buys, sells and exhibits cameras and images since October, 1994. His present term of office expires in 2000.

David M. Nolf

     David M. Nolf, 55, is Executive Vice President, Chief Financial and Administrative Officer and Secretary of the Company. Mr. Nolf has served in these capacities since 1985. He joined the Company in 1971 and became a Senior Vice President in 1979. He has been a Company director since 1976 and served as Chairman of the Board from 1978 to May 1985. He is also an officer and director of various wholly owned subsidiaries of the Company. In addition, he serves as a trustee of The Westerly Hospital and as a director for The Day newspaper. His present term of office expires in 1998, and he will be nominated for re-election.

Dennis G. Punches

     Dennis G. Punches, 62, has been a director of the Company since May 1992. He was the chairman of Payco American Corporation, the accounts receivable management company he founded in 1959, until the firm was sold to Outsourcing Solutions, Inc. (OSI) in 1997. He is a director of OSI. Mr. Punches also serves as a trustee of Carroll College and as a director of Intrum Justitia-Netherlands. His present term of office expires in 1998, and he will be nominated for re-election.

Family Relationships

     Nelda S. Nardone is the widow of Maurice W. Fox, a co-founder of the Company who died in 1978. James B. Fox, Maurice W. Fox's brother, is the father of Larry M. Fox.

NOMINATING PROCESS

     Pursuant to the Company's by-laws, nominations for the election of directors may be made by the Board of Directors or by a nominating committee appointed by the Board of Directors. The directors named above for re-election will be nominated at the Annual Meeting by the Board of Directors. Any shareholder entitled to vote in the election of directors may nominate one or more persons for election as directors at an Annual Meeting if written notice of such shareholder's intention to make such nomination or nominations has been given in the manner provided in the Company's by-laws at least 90 days in advance of the Annual Meeting. Any such notice must set forth the information required by the by-laws concerning identification and standing of the shareholder and the nominee(s), their relationship, information about the nominee(s) and consent of the nominee(s). As no such notices were received, no nominations from shareholders will be accepted at the Annual Meeting.

COMMITTEES OF THE BOARD AND MEETINGS OF THE BOARD AND COMMITTEES

     The standing committees of the Board of Directors are as follows: an Audit Committee comprised of Larry M. Fox and Nelda S. Nardone; a Compensation Committee comprised of James B. Fox, Larry M. Fox and Thurman F. Naylor; a Stock Option Committee comprised of James B. Fox, Nelda S. Nardone and Dennis G. Punches; a Corporate Governance Committee comprised of Larry M. Fox, James B. Fox, Nelda S. Nardone, Thurman F. Naylor and Dennis G. Punches; and a Nominating Committee comprised of Gary P. Bennett and Larry M. Fox. In fiscal 1998 the Board of Directors met six times with one of the six meetings conducted via teleconference. During the period, all incumbent directors attended 100% of the meetings of the Board of Directors and of the committees of the Board of Directors of which they were members, except for Mr. Punches who attended 83% of these meetings. In addition, Board of Directors' action was taken by unanimous written consent five times during the year in lieu of meetings. The Audit Committee met three times with two of the three meetings conducted via teleconferences; the Compensation Committee acted once by unanimous written consent; the Stock Option Committee met one time and acted five times by unanimous written consent; the Corporate Governance Committee met three times and the Nominating Committee did not meet.

     The Audit Committee monitors and approves all services provided by the Company's independent public accountants, consults with the accountants on the scope of the audit and the adequacy of internal controls, reviews audit reports and accompanying management letters and advises the Board on the annual selection of the Company's independent public accounting firm.

     The Compensation Committee reviews and recommends to the Board all forms of remuneration and perquisites for the Company's officers at the level of senior vice president and higher and monitors the Company's compliance with all applicable executive compensation rules.

     The Stock Option Committee administers the Company's various stock option plans and is responsible for awarding stock option grants to key employees.

     The Corporate Governance Committee, which is composed entirely of outside directors, establishes the structure and procedures to govern the Board's work, conducts periodic evaluations of the Company's Chief Executive Officer, assesses the Board's effectiveness, coordinates and provides for the orientation of new directors and ongoing education for incumbent directors, establishes selection criteria for new directors, and assists in the creation and implementation of management and Board succession plans.

     The Nominating Committee makes recommendations to the Board on director nominees and develops criteria and qualifications for the selection of director nominees. It is anticipated that the selection criteria will include the relevance of the candidate's experience to the business of the Company and the ability of the candidate to attend Board meetings regularly and devote an appropriate amount of time to meeting preparation.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are not also full-time employees of the Company receive a retainer of $21,000 per year, a meeting fee of $1,800 for each Board or committee meeting they attend in person and a teleconference meeting fee, which is 50% of the meeting fee, for each Board or committee meeting in which they participate. In addition to the directors' retainer and meeting fees, Mr. Larry M. Fox, Vice-Chairman of the Board, receives an annual retainer of $65,000. All directors are reimbursed for their travel and lodging expenses.

     The Company maintains a deferred compensation plan, pursuant to which the Vice-Chairman of the Board and any director of the Company, who is not also an employee of the Company or an employee of an affiliate of the Company, may elect annually to defer from 10% to 100% of his or her annual compensation from the Company. Officers may elect to defer up to 40% of their total compensation from the Company. A deferred income account is established in the name of each participant with a Committee, comprised of at least three individuals, who invest the plan assets. The Committee may solicit information from the participants to determine the investments for which investment returns will be allocated to their deferred income accounts. However, no such indication of preference is binding upon the Committee. While the right of the participant to receive deferred compensation equal to the amount in such account is always 100% vested, such right is that of a general, unsecured creditor of the Company. Benefits are payable under the plan when a director retires or an officer reaches age 55, upon either a director's or officer's death, or in the event of financial hardship.

SECURITY OWNERSHIP OF MANAGEMENT AND 5% SHAREHOLDERS

     To the best knowledge of the Company based on information provided to it in connection with filings made with the Securities and Exchange Commission and the Company's stock records, the following table sets forth the beneficial ownership of the Company's common stock as of June 1, 1998 by beneficial owners of more than 5% of the Company's outstanding common stock, of each director and executive officer named in the Summary Compensation Table and of all executive officers and directors as a group. The number of shares beneficially owned by each person set forth in this table reflects the Company's three for two stock dividend distributed January 29, 1998 to shareholders of record as of January 2, 1998.

                                                               AMOUNT AND NATURE OF      PERCENT OF
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)             BENEFICIAL OWNERSHIP(2)      CLASS
          ---------------------------------------             -----------------------    ----------
Jeffrey L. Gendell, et al                                             720,300(3)            19.7%
A&T Employee Stock Ownership Trust                                    532,694(4)            14.6
Nelda S. Nardone (current Director)                                   166,880(5)             4.6
Gary P. Bennett (current Director and named executive)                126,153(6)             3.4
David M. Nolf (current Director and named executive and
  nominee)                                                            123,640(7)             3.4
James B. Fox (current Director)                                        79,796(8)             2.2
Jay W. Ryerson (named executive)                                       65,470(9)             1.8
Larry M. Fox (current Director and nominee)                            53,647(10)            1.5
Joseph M. Marino (named executive)                                     35,137(11)              *
Gerald Snyder (named executive)                                        32,044(12)              *
Dennis G. Punches (current Director and nominee)                        7,600(13)              *
Thurman F. Naylor (current Director)                                    3,600(14)              *
Executive Officers and Directors as a Group                           851,774(15)           23.4

---------------
 (*) Indicates less than 1.0%

 (1) The address for Jeffrey L. Gendell et al. is listed on the Schedule 13D and Amendments thereto filed with the Securities and Exchange Commission as 200 Park Avenue, Suite 3900, New York, New York 10166. The address for the individual shareholders and the Company's Employee Stock Ownership Trust is c/o Analysis & Technology, Inc., Route 2, P.O. Box 220, North Stonington, Connecticut 06359.

 (2) Beneficial ownership of a security consists of sole or shared power to vote, invest, or dispose of a security, whether through any contract, arrangement, understanding, relationship or otherwise. Except as set forth below, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by each of them. With respect to shares of common stock held by the Company's Employee Stock Ownership Trust, such persons have voting power and shared dispositive power.

 (3) Tontine Partners, L.P., Tontine Management, L.L.C., Tontine Overseas Associates, L.L.C., and Jeffrey L. Gendell filed Amendment No. 8 dated May 8, 1998 to the Schedule 13D initially filed with the SEC on June 20, 1997 to report that they were the beneficial owners of 720,300 shares of Common Stock as of April 30, 1998, and had shared power to dispose of such shares. In addition, Tontine Partners, L.P. and Tontine Management, L.L.C., had shared voting and dispositive power for 256,720 shares, Tontine Overseas Associates, L.L.C. has shared voting and dispositive power for 463,580 shares, and Jeffrey L. Gendell had shared voting and dispositive power for 720,300 shares. Tontine Management, L.L.C. is the general partner of Tontine Partners, L.P. Jeffrey L. Gendell is the Managing Member of Tontine Management, L.L.C.

 (4) Includes 73,138 shares which are also reported as being beneficially owned by other parties named in the table and by all executive officers and directors as a group who are among the beneficiaries of the trust. The Trustees of this trust only have a limited right to dispose of the shares held in the trust. The right to vote the allocated shares belongs to the employee beneficiaries in accordance with the number of shares credited to their accounts in the trust. The Trustees of this trust have the right to vote any shares not allocated to the accounts of employee beneficiaries.

 (5) Includes 2,550 shares held by Mrs. Nardone's husband for which she may be said to have shared voting and investment powers; and includes 2,100 shares subject to options which are exercisable within 60 days of June 1, 1998.

 (6) Includes 4,800 shares held by Mr. Bennett's wife for which Mr. Bennett may be said to have shared voting and investment powers; 7,460 shares held in the Analysis & Technology, Inc. 401(k) Plan; and includes 35,475 shares subject to options which are exercisable within 60 days of June 1, 1998.

 (7) Includes 6,000 shares held by Mr. Nolf's wife and 26,400 shares held jointly by Mr. and Mrs. Nolf, for all of which Mr. Nolf may be said to have shared voting and investment powers; and includes 32,400 shares subject to options which are exercisable within 60 days of June 1, 1998.

 (8) Includes 6,447 shares held by Mr. Fox's wife and 1,000 shares held jointly by Mr. and Mrs. Fox, for all of which Mr. Fox may be said to have shared voting and investment powers; 21,749 shares held in the Analysis & Technology, Inc. Deferred Compensation Plan; and includes 3,600 shares subject to options which are exercisable within 60 days of June 1, 1998.

 (9) Includes 300 shares held by Mr. Ryerson's wife for which Mr. Ryerson may be said to have shared voting and investment powers; 5,826 shares held in the Analysis & Technology, Inc. 401(k) Plan; and includes 41,400 shares subject to options which are exercisable within 60 days of June 1, 1998.

(10) Includes 4,234 shares held by Mr. Fox's wife; 11,215 shares held by Mr. Fox for a minor child; 8,100 shares held by Mr. Fox for a second minor child; and 600 shares held jointly by Mr. and Mrs. Fox, for all of which Mr. Fox may be said to have shared voting and investment powers; 6,542 shares held in the Analysis & Technology, Inc. Deferred Compensation Plan; and includes 5,100 shares subject to options which are exercisable within 60 days of June 1, 1998.

(11) Includes 75 shares held jointly by Mr. and Mrs. Marino for which Mr. Marino may be said to have shared voting and investment powers; 612 shares held in the Analysis & Technology, Inc. 401(k) Plan; and 28,435 shares subject to options which are exercisable within 60 days of June 1, 1998.

(12) Includes 4,006 shares held in the Analysis & Technology, Inc. 401(k) Plan and 19,092 shares subject to options which are exercisable within 60 days of June 1, 1998.

(13) Includes 5,100 shares subject to options which are exercisable within 60 days of June 1, 1998.

(14) Includes 2,100 shares subject to options which are exercisable within 60 days of June 1, 1998.

(15) Represents the aggregate of the shares listed in notes (5)-(14) above and which include 263,597 shares subject to options which are exercisable within 60 days of June 1, 1998.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     The Company has no employment agreements with any of its officers. In 1997, the Board of Directors entered into Change In Control Agreements with the Company's executive officers. These agreements were the result of a determination by the Board of Directors that it was important and in the best interests of the Company and its shareholders to ensure that, in the event of a possible change in control (as defined) of the Company, the stability and continuity of management would continue unimpaired, free of the distractions incident to any such change in control.

     Benefits are payable under the Change in Control Agreements if a change in control occurs, and within two years thereafter the officer's employment is terminated involuntarily other than for cause or disability or voluntarily by the officer for reasons such as demotion, relocation, loss of benefits or other changes. The principal benefits to be provided to officers under the Change in Control Agreements are (i) a lump sum payment equal to either 24 or 18 months' compensation (base salary and target cash incentive bonus), (ii) continued participation in the Company's employee benefit programs or equivalent benefits for 24 or 18 months following termination, (iii) acceleration of exercisability of all previously granted stock options which have not yet vested, and (iv) outplacement services until the earlier of the officer's re-employment or 24 or 18 months.

     The Change in Control Agreements are not employment agreements, and do not generally impair the right of the Company to terminate the employment of the officer with or without cause prior to a change in control or the right of the officer to voluntarily terminate his or her employment.

REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK OPTION
--------------------------------------------------------------------------------
COMMITTEE ON EXECUTIVE COMPENSATION
-----------------------------------------------------------

Introduction

     This report is provided by the Company's Compensation Committee and the Stock Option Committee to assist shareholders in understanding the objectives and procedures used in establishing the compensation of the Company's Chairman, President and Chief Executive Officer ("CEO") and other senior Company executives for the Company's fiscal year ended March 31, 1998.

     The Compensation Committee reviewed and recommended to the Board of Directors the overall remuneration and perquisites for the Company's CEO and other officers at the level of senior vice president and higher. Based on the recommendations of the Compensation Committee, the Board of Directors determined the compensation to be paid to the CEO and officers at the level of senior vice president and higher for the Company's fiscal year ended March 31, 1998. The Stock Option Committee is responsible for administering the Company's stock option plans. The Compensation Committee and the Stock Option Committee are composed solely of non-employee directors.

Compensation Philosophy and Principles

     The design of the Company's executive compensation program is based on four fundamental principles. First, compensation awards are directly related to the financial results of the Company or a business unit and to individual contributions and accomplishments. The second principle underlying the program is that it should offer compensation opportunities comparable to those provided by other companies with which the Company competes both for business and for employees. It is essential that the Company be able to retain and reward talented executives who are critical to its long-term success in its competitive marketplace. The third principle is that an appropriate balance between base salary and short- and long-term incentive opportunities should be maintained. The final principle is that the compensation program must provide a long-term incentive for executives to continue providing service to the Company by directly linking the long-term success and prosperity of executives to the long-term success and prosperity of the Company.

Independent Compensation Consultant Review

     In carrying out its compensation philosophy and principles, the Company has periodically utilized the services of an independent compensation consultant to review the Company's executive compensation program. These reviews have focused on (i) the competitiveness and appropriateness of annual total compensation, defined as salary and cash incentive bonus under the Performance Incentive Compensation Plan; (ii) the design and performance goals of the Performance Incentive Compensation Plan; and (iii) an analysis of the total compensation of the CEO and other senior executive positions compared with the comparable compensation as determined by reference to both published and proprietary surveys and a review of seven peer companies as reported in their proxy statements.

     Although the Compensation Committee did not retain an independent compensation consultant in fiscal 1998, the Committee intends to periodically use the services of an independent consultant to assess both the appropriate components to be included in the total compensation package of the CEO and the senior executives and the competitive status of the Company's compensation program.

Key Elements of Executive Compensation

     The Company's executive compensation program consists of three basic elements: base salary, annual performance incentives, and long-term incentives.

*  Base Salary

     The Compensation Committee recommends base salaries for the Company's senior officers, working with advice submitted by the CEO and the Company's Senior Vice President of Human Resources. The base salary is established after reviewing industry, peer group and national compensation data, focusing on the median percentile of compensation for comparable positions. While some of the companies used as a basis for comparison are selected from the companies comprising the index of SIC Code 8711 used for the Performance Graph which appears on page 14 of this proxy statement, other companies are included in order to concentrate on companies of a comparable size and to include companies with product lines which are similar to those of the Company.

*  Annual Performance Incentives

     Key employees of the Company are eligible for participation in the Performance Incentive Compensation Plan. The purpose of the Performance Incentive Compensation Plan is to deliver competitive annual bonuses for the attainment of financial and non-financial objectives which the Compensation Committee believes are primary determinants of the success of the Company. The Compensation Committee reviews the administration of the overall plan, approves and recommends to the Board of Directors the annual bonuses for senior officers reporting to the CEO, CFAO and COO, and determines the appropriate award to be recommended to the Board of Directors for the CEO.

     In determining the level of fiscal 1998 annual incentive compensation for senior officers, the Compensation Committee evaluated performance relative to three key corporate financial objectives: growth in revenue, earnings, and earnings per share. In fiscal 1998, the Company exceeded its earnings objective, met its earnings per share objective and was slightly below its revenue objective. Individual awards were also based on the Compensation Committee's assessment of each senior officer's performance against non-financial objectives that reflect his or her specific responsibilities.

     Compensation under the Performance Incentive Compensation Plan is paid in cash during the first quarter of each fiscal year for services rendered during the previous fiscal year.

*  Long-Term Incentives

     The third element of the Company's executive compensation program, the provision of long-term incentives to its executives, is realized through the Company's various stock option plans. The Stock Option Committee determines at its discretion the key employees of the Company to whom options are awarded, the number of shares of the Company's common stock for which options are granted, and whether the options granted are incentive or non-qualified options. Stock options are granted under these plans at fair market value at the time of the option grant. Incentive stock options have a term of seven years and non-qualified stock options have a term of ten years. Options are exercisable in cumulative annual installments of 20% of the total number of shares covered. The potential gain to the recipients will depend on the Company's future stock price.

     In fiscal 1998, stock options were granted to selected key employees. In setting the size of grants for executives, the Stock Option Committee took into consideration an employee's position, individual performance, number and terms of stock options presently held and the total number of shares available for issuance under the various stock option plans.

Compensation of the CEO

     As reported in the Summary Compensation Table on page 11 of the Proxy Statement, Mr. Bennett's salary of $256,804 for fiscal year 1998 represented an approximate 5.9% increase over his fiscal year 1997 salary. In determining this amount, the committee took into account his performance and the fact that Mr. Bennett's fiscal year 1997 salary was at the 28th percentile of compensation paid to chief executive officers at the surveyed companies. The increase for fiscal 1998 placed Mr. Bennett's base salary at approximately the 32nd percentile for his position.

     The Committee recommended and the Board approved a fiscal year 1998 annual incentive award of $110,000 reflecting the Committee's assessment of Mr. Bennett's performance. Relative to key financial objectives, the Committee determined that Mr. Bennett exceeded his earnings goal, met his earnings per share goal, and was slightly below his revenue goal. Mr. Bennett's non-financial objectives consisted of (1) putting emphasis on growth through acquisitions, (2) growing the Company's commercial technology-based training business, (3) substantially increasing contract backlog, (4) increasing shareholder value, and
(5) supporting
the quality initiative to achieve ISO 9001 certification. All of the non-financial objectives were exceeded or fully achieved and Mr. Bennett's performance was considered outstanding by the Committee and the Board.

     A stock option (on a post-split basis) to acquire 19,875 shares was granted to Mr. Bennett during fiscal year 1998. This award was consistent with the total compensation strategy, approved by the Compensation Committee, whereby stock options serve as an important ingredient in Mr. Bennett's total compensation package.

Omnibus Budget Reconciliation Act Implications for Executive Compensation

     It is the responsibility of the Compensation and Stock Option Committees to address the issues raised by changes in federal tax laws which make certain non-performance-based compensation to executives of public companies in excess of $1,000,000 non-deductible to the Company beginning in 1996. In this regard, the Committees must determine whether any actions with respect to this new limit should be taken by the Company. At this time, it is not anticipated that any Company executive officer will receive compensation in excess of this limit during 1998. Therefore, the Compensation Committee has not taken any action to comply with the new limit. The Compensation Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

     The Compensation and Stock Option Committees believe that executive compensation for fiscal 1998 adequately reflects their policies, which are to align executive compensation with the Company's overall business strategy, and to ensure that the Company's goals and performance are consistent with the interests of its shareholders.

  COMPENSATION COMMITTEE         STOCK OPTION COMMITTEE
  ----------------------         ----------------------
  James B. Fox                   James B. Fox
  Larry M. Fox                   Nelda S. Nardone
  Thurman F. Naylor              Dennis G. Punches

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table summarizes all the compensation paid to the Company's CEO and to each of the Company's four most highly compensated executive officers other than the CEO for services rendered in all capacities to the Company for the fiscal years ended March 31, 1998, 1997 and 1996, respectively.

                                    TABLE I

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL             LONG-TERM
                                                 COMPENSATION         COMPENSATION
       NAME AND PRINCIPAL         FISCAL   ------------------------   ------------      ALL OTHER
            POSITION               YEAR    SALARY (1)    BONUS (2)    OPTIONS (3)    COMPENSATION (4)
--------------------------------  ------   ----------    ---------    ------------   ----------------
                                               ($)          ($)           (#)              ($)
G.P. Bennett                       1998      256,804       110,000       19,875            8,966
Chairman, President and Chief      1997      242,410        48,000        5,250            8,868
Executive Officer                  1996      230,584        30,000        9,000            8,316

D.M. Nolf                          1998      225,977        82,000       16,500            9,213
Executive Vice President, Chief    1997      215,330        39,000        4,500            8,849
Financial and Administrative
  Officer                          1996      207,704        27,500        7,500           10,371

J.W. Ryerson                       1998      209,450        76,000       16,500            7,113
Executive Vice President, Chief    1997      197,748        39,000        4,500            6,583
Operating Officer                  1996      186,854        27,500        7,500            6,661

J.M. Marino                        1998      166,947        50,000       11,250            6,713
Executive Vice President,          1997      152,207        25,000        3,750            5,562
Business Unit Manager              1996      129,827        25,000       11,475            4,865

G. Snyder                          1998      144,700        45,000        9,000           33,525(5)
Senior Vice President              1997      137,296        21,500        3,450            4,659
Planning                           1996      122,729        21,500        6,750            4,260

---------------
(1) Includes salary amounts paid and deferred.

(2) Includes bonus amounts paid and deferred pursuant to the Company's Performance Incentive Compensation Plan and the Deferred Compensation Plan. Amounts represent bonus awards determined for the performance year indicated and paid in the following year.

(3) Options were granted pursuant to the Company's various stock option plans and have been adjusted to reflect the January 29, 1998 three for two stock split.

(4) Represents Company contributions to the Company's Savings and Investment Plan and Employee Stock Ownership Plan on behalf of each named officer.

(5) Includes cash payment in lieu of vacation.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to grants of stock options pursuant to the various Company stock option plans during the fiscal year ended March 31, 1998 to the executive officers identified in the Summary Compensation Table. Under the stock option plans adopted before 1994, an optionee may elect to relinquish up to 30% of an option being exercised and receive a cash payment equal to the number of shares covered by the portion of the option relinquished multiplied by the difference between the option price per share and the fair market value of a share of the Company's common stock at the time of election. With respect to the executive officers named in the Summary Compensation Table, this right is subject to the discretionary consent of the Stock Option Committee. (See Table II)

                                    TABLE II

                       OPTION GRANTS IN LAST FISCAL YEAR
                               4/1/97 TO 3/31/98

                                         INDIVIDUAL GRANTS
                       ------------------------------------------------------             POTENTIAL
                        NUMBER OF      % OF TOTAL                                      REALIZABLE VALUE
                       SECURITIES        OPTIONS                                      AT ASSUMED ANNUAL
                       UNDERLYING      GRANTED TO      EXERCISE                         RATES OF STOCK
                         OPTIONS      EMPLOYEES IN     PRICE PER   EXPIRATION         PRICE APPRECIATION
        NAME           GRANTED (#)   FISCAL YEAR (1)   SHARE (2)    DATE (3)         FOR OPTION TERM (4)
        ----           -----------   ---------------   ---------   ----------    ----------------------------
                                                                                 0% (5)      5%        10%
G.P. Bennett             19,875            7.4          $13.25       8/8/04        $0     $107,207   $249,839
D.M. Nolf                16,500            6.1          $13.25       8/8/04        $0     $ 89,002   $207,413
J.W. Ryerson             16,500            6.1          $13.25       8/8/04        $0     $ 89,002   $207,413
J. M. Marino             11,250            4.2          $13.25       8/8/04        $0     $ 60,683   $141,418
G. Snyder                 9,000            3.3          $13.25       8/8/04        $0     $ 48,547   $113,135

---------------
(1) 269,875 stock options were granted to all employees of the Company as a group during the fiscal year ended March 31, 1998.

(2) The exercise price is the average of the high and low market prices on the date of grant. The exercise price may be paid in cash, by delivery of shares of common stock of the Company at fair market value, or by a combination of cash and shares.

(3) Incentive stock options generally have a seven-year term and non-qualified stock options have a term of up to ten years and one day as determined by the Stock Option Committee. Options are exercisable over their respective periods from the date of grant in cumulative annual installments of 20% of the total number of shares covered. To the extent not already exercisable, the options become fully exercisable in the event of a "change in control" as defined in the Company's various stock option plans.

(4) The dollar amounts under the potential realizable values columns use the 0%, 5% and 10% rates of appreciation as permitted by the SEC, and are not intended to forecast actual future appreciation in the stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's stock. There can be no assurance that the amounts reflected in this table will be achieved. The assumed rates are compounded annually to the full seven-year term of the options.

(5) No gain to the optionee is possible without an increase in stock price appreciation, which will benefit all shareholders commensurately. A zero percent gain in stock price appreciation will result in zero dollars for the optionee.

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table provides information concerning each option exercised during the fiscal year ended March 31, 1998 by each of the executive officers named in the Summary Compensation Table and the fiscal year-end value of unexercised options held by such executive officer. (See Table III)

                                   TABLE III

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES
                               4/1/97 TO 3/31/98
                       ENDING FAIR MARKET VALUE: $21.6875

                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                 OPTIONS/SARS AT FY-END(#)     OPTIONS/SARS AT FY-END(1)
                         SHARES                 ---------------------------   ---------------------------
                       ACQUIRED ON    VALUE
NAME                   EXERCISE(#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   -----------   --------   -----------   -------------   -----------   -------------
G.P. Bennett             44,551      $227,661     60,775         24,150        $793,189       $233,728
D.M. Nolf                23,825      $156,716     32,400         20,100        $425,175       $194,669
J.W. Ryerson             13,076      $109,132     41,400         20,100        $558,362       $194,669
J.M. Marino               2,229      $17,470      27,435         17,190        $345,250       $175,085
G. Snyder                10,938      $112,532     19,092         13,020        $235,096       $131,036

---------------
(1) Values stated are based on the closing price of $21.6875 per share of the Company's Common Stock on The Nasdaq Stock Market, Inc. on March 31, 1998, the last trading day of the fiscal year.

                               PERFORMANCE GRAPH

        MEASUREMENT PERIOD               NASDAQ            PEER GROUP          ANALYSIS &
      (FISCAL YEAR COVERED)           MARKET INDEX            INDEX            TECHNOLOGY
1993                                     100.00              100.00              100.00
1994                                     107.90               89.51              144.19
1995                                     120.10               76.68              120.51
1996                                     163.00               94.09              124.88
1997                                     181.20               98.48              143.21
1998                                     275.20              136.71              327.07

                                           31-MAR-   31-MAR-   31-MAR-   31-MAR-   31-MAR-   31-MAR-
                                             93        94        95        96        97        98
                                           -------   -------   -------   -------   -------   -------
ANALYSIS & TECHNOLOGY....................   $100     $144.19   $120.51   $124.88   $143.21   $327.07
PEER GROUP INDEX.........................   $100     $ 89.51   $ 76.68   $ 94.09   $ 98.48   $136.71
NASDAQ MARKET INDEX......................   $100     $107.90   $120.10   $163.00   $181.20   $275.20

     The above line graph is a comparison of the five-year cumulative total return of the Company's common stock with (a) a performance index for the broad market in which the Company's stock is traded and (b) a published industry peer group index. The Company's stock is traded on the NASDAQ National Market, and the Company's four-digit industry SIC Code is 8711, Engineering Services. Accordingly, the performance graph compares the cumulative total return for Company stock with (a) the NASDAQ Market Index and (b) a published industry peer group index comprised of the SIC Code 8711 companies.

     The graph assumes $100 was invested on March 31, 1993 in the stock of companies in the NASDAQ Market Index, a published industry peer group index, and in Company stock, and that all dividends were reinvested.

     Total shareholder return is calculated using the closing price of the last trade date of the stock for such fiscal year. The stock price performance shown is not intended to forecast or be indicative of the possible future performance of the Company's stock.

                    ITEM 2. RATIFICATION OF THE APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG Peat Marwick LLP has audited the financial statements of the Company since fiscal year 1980. The selection of KPMG Peat Marwick LLP to audit the Company's financial statements for its fiscal year ending March 31, 1999, has been recommended by the Audit Committee of the Board of Directors and approved by the Board of Directors. In addition to its audit services, KPMG Peat Marwick LLP provides certain non-audit services to the Company, including the preparation of federal and state income tax returns and assistance with government contract procedures. A representative of KPMG Peat Marwick LLP is expected to be in attendance at the Annual Meeting. The representative will be given the opportunity to make a statement if he/she desires to do so and will be available to respond to appropriate questions.

     The Board of Directors recommends that the shareholders vote in favor of the following resolution at the Annual Meeting:

     RESOLVED: That the appointment of KPMG Peat Marwick LLP by the Board of Directors of the Company to audit the Company's financial statements for its fiscal year ending March 31, 1999 be, and it hereby is, ratified, confirmed and approved.

                    ITEM 3. PROPOSED 1998 STOCK OPTION PLAN

     Other than in fiscal years 1991, 1993 and 1996, the Company has adopted employee stock option plans annually since 1978. The Board of Directors has adopted, subject to shareholder approval, a 1998 Stock Option Plan (the "1998 Plan"), which provides for options to be granted to key employees of the Company and its affiliate corporations, similar to previous stock option plans of the Company. It also provides for the grant of options to directors of the Company who are not employees ("Non-Employee Directors"). The 1998 Plan, if approved by the shareholders at the Annual Meeting by a majority vote of the shares represented in person or by proxy, will cover 150,000 shares of the Company's common stock. No options will be granted under the 1998 Plan until shareholder approval of the 1998 Plan has been obtained. A copy of the 1998 Plan is attached to this proxy statement as Exhibit A.

     The Board of Directors believes that the Company's stock option plans have, to date, successfully assisted the Company in attracting and retaining quality employees and in stimulating their performance. The 1998 Plan is intended to continue those goals. In addition, the 1998 Plan is intended to increase the Non-Employee Directors' proprietary interest in the Company and to align more closely their interests with the interests of the Company's shareholders by providing further opportunity for ownership of common stock, thereby giving the Non-Employee Directors of the Company additional incentive to promote the best interests of the Company. The Board of Directors recommends that the shareholders approve the 1998 Plan at the Annual Meeting by adopting the following resolution:

     RESOLVED: That the Analysis & Technology, Inc. 1998 Stock Option Plan covering 150,000 shares of the Company's common stock, substantially in the form delivered to shareholders with the proxy statement for this meeting be, and hereby is, approved, ratified and confirmed.

     A summary of the terms of the 1998 Plan is provided below but is qualified in its entirety by reference to the full text of the 1998 Plan.

     The 1998 Plan provides for awards in the form of stock options. Either incentive or non-qualified options can be granted under the 1998 Plan. To date, no awards have been made under the 1998 Plan. The total number of shares of the Company's common stock available for issuance under the 1998 Plan is 150,000. If any options are forfeited or if options terminate for any other reason prior to exercise, then the underlying shares of common stock again become available for awards under the 1998 Plan.

     The 1998 Plan is administered by a committee (the "Stock Option Committee") of at least three directors, none of whom is, or has been, eligible to receive options under the 1998 Plan other than Options granted to a Non-Employee Director automatically upon his or her election, re-election, or continuance in office, as the case may be, as a Director in accordance with the terms of the 1998 Plan. With respect to options granted to key employees, the Stock Option Committee designates the key employees of the Company or any affiliate corporation to whom options are awarded and determines the number of shares of the Company's common stock issuable pursuant to the exercise of options granted under the 1998 Plan. The Stock Option Committee determines whether the options granted to key employees of the Company will be incentive or non-qualified options.

     Under the 1998 Plan, options to purchase 3,000 shares of the Company's common stock will be granted to each Non-Employee Director automatically upon his or her election, re-election, or continuance as a director of the Company in the year 2000. All such options granted to Non-Employee Directors are non-qualified options. If the 1998 Plan is approved and if there continue to be five Non-Employee Directors, in the aggregate, options to purchase 15,000 shares of the Company's common stock will have been granted to Non-Employee Directors through 2000.

     The Company estimates that approximately 100 key employees will be eligible to participate in the 1998 Plan as well as five Non-Employee Directors. No employee may receive options under the 1998 Plan covering more than 10% of the shares which may be issued under the 1998 Plan. The 1998 Plan has a seven-year term and, if approved by the shareholders at the Annual Meeting, will expire on December 31, 2005.

     The 1998 Plan provides for the granting of incentive and non-qualified stock options, as discussed above. Incentive stock options granted under the 1998 Plan have a seven-year term unless the grant is to a 10% shareholder of the Company, in which case the term is five years. Non-qualified stock options granted under the 1998 Plan may have a term of up to ten years and one day as determined by the Stock Option Committee; provided, however, that non-qualified stock options granted to Non-Employee Directors have a seven-year term.

     Options granted to employees of the Company terminate in connection with the termination of employment pursuant to the terms of the 1998 Plan. Options granted to Non-Employee Directors terminate at the time the Director ceases to be in office pursuant to the terms of the 1998 Plan. In the event of death, the option holder's estate (whether such option holder was an employee or a Non-Employee Director) has either 180 days from the date of death or until the expiration date of the option, whichever is earlier, to exercise such option holder's rights to the extent such rights were exercisable at the date of death. Options are exercisable over their respective periods from the date of grant in cumulative annual installments of 20% of the total number of shares covered. The 1998 Plan provides for the immediate exercisability of all options upon a "change in control" (as defined in the 1998 Plan) of the Company.

     The options under the 1998 Plan allow an option holder to pay for shares purchased upon exercise of an option by cash, by delivery of shares of common stock of the Company at fair market value, or by a combination of cash and shares.

     Option exercise prices are set at the fair market value of the Company's shares on the date of the grant, which is based on the average of the high and low sales prices of the Company's common stock as reported on the NASDAQ National Market ("NASDAQ") on the day such fair market value is to be determined. The average of the high and low sales prices per share of the Company's common stock as reported on NASDAQ on May 29, 1998 was $19.69. As of that date, the aggregate market value of the shares reserved pursuant to the 1998 Plan was $2,953,125.

     The grant of an incentive stock option has no immediate federal income tax consequences to the Company or the optionee. For federal income tax purposes, an optionee will not realize ordinary income upon exercise of an incentive stock option. The subsequent sale of stock received on such exercise will generate a long-term capital gain or loss provided the stock is held for the requisite holding periods, which are two years from the date of grant and one year from the date of exercise. A disposition of stock received on such exercise before the requisite holding periods expire produces ordinary income in the year of disposition equal to the difference between the option price and the fair market value of the stock on the date of exercise. The balance of the optionee's gain, if any, on such disposition will be recognized as long-term capital gain if the rules applicable to the holding period for long-term capital assets are satisfied. Special rules apply to disqualifying dispositions of such stock where a loss would be recognized.

     Long-term capital gains are currently taxed at a maximum rate of 20%. If incentive stock option shares are purchased for cash, the optionee's income tax basis will be the amount paid. If the optionee pays with previously acquired shares, the optionee's aggregate income tax basis in the new shares will be the same as the aggregate basis of the old shares transferred in the exchange increased by any gain realized and cash paid.

     The Company is not allowed a tax deduction for the benefits conferred upon employees by incentive stock options unless optionees dispose of stock acquired under circumstances which cause recognition of ordinary income. In such circumstances, the Company can take a deduction in an amount equal to the ordinary income realized by the employee.

     Special rules apply to holders of incentive stock options who may be subject to the alternative minimum tax on "tax preferences."

     The grant of a non-qualified stock option would have no immediate federal income tax consequences to the Company or the optionee. Upon exercise of a non-qualified option, in contrast to an exercise of an incentive stock option, the option holder will recognize ordinary income to the extent of the excess of the fair market value of the stock on the date of exercise (or the date of the lapse of the Section 16(b) restrictions, if applicable) over the option price. The Company is entitled to a tax deduction in an amount equal to the ordinary income realized by the employee.

     If non-qualified stock options are exercised using cash, the optionee's tax basis will be the amount paid plus the amount of income recognized. If the optionee pays with previously acquired shares, the tax basis in the shares acquired will be the same as the basis of the shares transferred in the exchange. The tax basis of the additional shares acquired will be their fair market value at the time of exercise.

     To the extent that the exercisability of an option is accelerated as a result of a "change in control," the value of the acceleration (the value of the right to exercise the option sooner than would otherwise have been the case) could be subject to an excise tax imposed on the optionee under Section 4999 of the Code and nondeductible by the employer under Code Section 280G. Such consequences would only follow, however, if the total of the payments contingent on the change in control (including the value of the acceleration) exceeded three times the optionee's base compensation as described in the Code.

     The preceding paragraphs briefly summarize the applicable federal income tax laws applicable to the 1998 Plan and should not be considered as a complete statement thereof.

                  ITEM 4. PROPOSED AMENDMENTS TO THE COMPANY'S
                    CERTIFICATE OF INCORPORATION AND BY-LAWS

GENERAL

     At its meeting held on May 16, 1998, the Board of Directors of the Company unanimously approved, and recommended that the Company's shareholders approve, certain amendments (the "Conforming Amendments") to the Company's Certificate of Incorporation (the "Certificate") and Bylaws (the "Bylaws"). The Conforming Amendments are contained in one proposal. Shareholders are urged to consider carefully and approve this proposal. Proposal 4 provides for various changes intended to conform the Certificate and Bylaws to the new Connecticut Business Corporation Act (the "CBCA" or "Act"), to provide broadened indemnification to directors to the extent permitted by the new Act and to authorize the Company, as permitted by the Act, to determine, on a case by case basis, the extent of indemnification that it will provide to officers, employees and agents.

     The Conforming Amendments would accomplish this by amending the Company's Certificate to conform to the CBCA, including (i) providing expanded indemnification of the Company's directors and permitting indemnification of officers, employees and agents, as deemed appropriate on a case by case basis (the "Indemnification Provisions"); (ii) deleting provisions that are inapplicable and not required by the CBCA; (iii) changing terminology from terms used by the prior law to terms used by the CBCA; and (iv) amending, deleting and revising references to sections of the Connecticut General Statutes that were modified, repealed or renumbered in connection with enactment of the CBCA. Proposal 4 also would amend the Company's Bylaws to conform them to the modified Certificate and ensure consistent use of language throughout the Certificate and Bylaws. In addition, Proposal 4 would amend two sections of Article III of the Bylaws to conform them to the modified Certificate in the use of "director" rather than "directorship" to reflect the language used in the CBCA. Shareholder approval of these amendments to the Bylaws is required because the Certificate requires shareholder approval of amendments to Article III. Other changes to the Bylaws relating to indemnification which are described below were adopted by the Board of Directors of the Company and do not require shareholder approval.

     The text of the proposed amendments to the Company's Certificate and Bylaws is set forth in Exhibit B to this Proxy Statement. The following description and discussion of the proposed amendments is qualified in its entirety by reference to such exhibits. Subject to shareholder approval of the Conforming Amendments, the Board of Directors of the Company has approved the Conforming Amendments, as well as a restated Certificate and restated Bylaws that incorporate the Conforming Amendments.

     Effective January 1, 1997, the CBCA modernized the statutory framework for stock corporations in Connecticut. The CBCA is based on the Model Business Corporation Act (the "Model Act"). In adopting the CBCA, Connecticut has followed the lead of a number of states that have updated their corporation statutes based on the Model Act. The CBCA provides that certificates of incorporation of corporations organized prior to January 1, 1997, such as the Company, will be "grandfathered." In other words, a provision in the Company's Certificate that was valid under the law in effect prior to January 1, 1997 will continue to be valid regardless of whether it conforms to the CBCA. The Company, therefore, is not required to amend the Certificate to comply with the CBCA. However, the Company is required to amend the Bylaws to comply with the CBCA since Bylaws are not covered by the grandfather provisions.

     Proposal 4 is recommended in order to conform the Company's Certificate and Bylaws to the CBCA and to enable the Company to continue to attract and keep directors of the highest quality by entitling individuals serving as directors to certain indemnification rights which, in certain respects, are broader than the indemnification rights they now have.

THE INDEMNIFICATION PROVISIONS

General

     In recent years, lawsuits and other proceedings (including claims by shareholders on behalf of a corporation or "derivative proceedings") ("Proceedings") directed against or involving directors and officers of publicly held corporations have become increasingly common. Such Proceedings are typically extremely expensive whatever their outcome. Due to the uncertainties inherent in any litigation and particularly since questions of subjective business judgment are usually involved, it is often prudent for corporations to settle Proceedings in which claims against a director or officer are made. Settlement amounts, even if not material to the corporation involved and minor compared to the amount claimed, often exceed the financial resources of the individual defendants. Even in Proceedings in which a director or officer is not named as a defendant, such an individual may incur substantial expenses and attorneys' fees if the Director becomes involved in a Proceeding as a witness or otherwise.

     Officers, directors and potential candidates for director must rely upon protections offered by the corporations they serve. If these protections are not adequate, such individuals may question whether the risks associated with Proceedings in which they may become involved exceed the benefit they may realize from service to a corporation. The adequacy of a corporation's protection of its directors and officers is measured, in part, by the relative certainty that indemnification will be made promptly and without the need to resort to additional time-consuming and often costly Proceedings.

     Proposal 4 would amend the Company's Certificate generally to require the Company to indemnify its directors against liability to any person for any action taken, or any failure to take any action, as a director except certain statutory exceptions. In addition, the Indemnification Provisions would provide the Company with flexibility to determine the indemnification rights of officers, employees and agents on a case by case basis. The restated Bylaws, adopted by the directors on May 16, 1998, require the Company to indemnify both directors and officers of the Company to the fullest extent permitted by law and they permit indemnification of employees and agents on a case by case basis.

Reasons for the Conforming Amendments' Indemnification Provisions

     Prior to the enactment of the CBCA, indemnification of directors, officers, employees and agents was both mandatory and exclusive. The Connecticut Stock Corporation Act (the "CSCA"), which was in effect prior to January 1, 1997, required corporations to provide the indemnification it authorized, but no more or less. In addition, the CSCA stated that no indemnification was valid unless consistent therewith.

     The CBCA, by contrast, takes a permissive approach to indemnification, allowing corporations to expand or limit indemnification in their certificates of incorporation within the parameters permitted by the CBCA. The CBCA contains grandfather provisions that are applicable to corporations, like the Company, formed prior to January 1, 1997. These provisions require that such corporations indemnify their directors, officers, employees and agents to the same extent a Connecticut corporation is permitted to indemnify a director under the CBCA.

     The CSCA set out the permissible scope of indemnification by Connecticut corporations for directors, officers, employees and agents (each an "eligible indemnitee"). Under the CSCA, an eligible indemnitee could be indemnified only if (a) such person was successful on the merits in a Proceeding in respect of which indemnification was sought or (b) a determination was made by a quorum of disinterested directors, by independent legal counsel or by the shareholders that the eligible indemnitee (i) had acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and (ii) with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful. Corporations were also permitted to advance expenses to eligible indemnitees provided the indemnitee agreed to repay such amount unless it were ultimately determined that the individual was entitled to indemnification.

     In the case of suits brought by the corporation or derivative actions, the CSCA contained significant restrictions on the scope of indemnification. First, the CSCA did not permit indemnification for amounts paid to the corporation, to a plaintiff or to counsel for a plaintiff in settling or otherwise disposing of a Proceeding, with or without court approval. Second, the CSCA did not permit indemnification for expenses incurred in defending a Proceeding which was settled or otherwise disposed of unless court approval of the indemnification payment was obtained.

     Generally, in the absence of a provision in its certificate of incorporation, a corporation organized after January 1, 1997, is permitted by the CBCA to indemnify its directors, officers, agents and employees in a Proceeding if such person (a) conducted himself or herself in good faith and (b) reasonably believed (i) when acting in such person's official capacity that the conduct was in the corporation's best interests and (ii) in all other cases that the conduct was not opposed to its best interests. For criminal cases, the director, officer, employee or agent must also have had no reasonable cause to believe his or her conduct was unlawful. Certain other conditions to the Company's obligation to provide indemnification are discussed below. In addition, the CBCA permits a corporation to provide indemnification to officers, employees and agents, at the discretion of the Company's Board of Directors, so long as such indemnification is consistent with public policy.

     The CBCA permits a corporation to provide enhanced indemnification to a director by adding a provision to its certificate of incorporation that would permit or require it to indemnify a director so long as the director's conduct met the standards described below. The Indemnification Provisions to the Company's Certificate would provide such enhanced indemnification rights and expand the situations in which the Company must indemnify its directors in order to provide its directors with the greatest protection allowed by law. Such enhanced protection is expected to assist the Company in continuing to attract and maintain directors of the highest quality. In addition, the Indemnification Provisions would provide the Company with greater flexibility with respect to the indemnification of officers, employees and agents who are not directors than the "grandfather" provisions of the CBCA. The Indemnification Provisions would allow the Company to determine the indemnification and expense advance rights of such individuals on a case by case basis, on such terms and conditions as may be established by the Board of Directors. The Board of Directors has addressed the indemnification of officers, employees and agents in the restated Bylaws.

     In addition to the authority granted to corporations to increase or decrease the levels of indemnification, the CBCA has eliminated the distinction drawn by the CSCA between the indemnification protections granted in connection with derivative actions and those granted in connection with any other type of Proceeding. Indemnification in connection with derivative actions is limited, however, to reasonable expenses incurred in connection with such Proceedings.

     The CBCA, like the CSCA, continues to permit the Company to purchase insurance to protect itself and any person eligible to be indemnified thereunder against any liability or expense asserted against such person whether or not the Company would be permitted to indemnify against such liability or expense.

     Pursuant to the CBCA, a director, officer, employee or agent may have his or her right to indemnification or to advancement of expenses determined by a court. The CBCA does not limit the Company's power to pay for or reimburse expenses incurred by any such individual in connection with his appearance as a witness in a Proceeding at a time when he is not a party thereto.

     In 1990 the Company's Certificate was amended to limit the personal liability of a director to the Company and its shareholders for monetary damages for breach of duty as a director, including negligence in the performance of such duty, to the amount of compensation received by such director for serving the Company during the year of the breach with the exception of the following. The amendment did not limit the liability of a director where the breach (i) involved a knowing and culpable violation of law by the director; (ii) enabled the director or an "associate" (generally a related corporation, trust, etc.) to receive an improper personal economic gain; (iii) showed a lack of good faith and a conscious disregard for the director's duty to the Company under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Company; (iv) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Company; or (v) involved an illegal distribution under the CBCA. That amendment now appearing as Article 8 of the Certificate (which would be renumbered to be Article 6 upon the restatement of the Certificate) provides some protection for the directors.

     The new Bylaws approved by the Board of Directors provides for indemnification of the directors and officers of the Company to the fullest extent provided by law. Indemnification of employees and agents would be made at the discretion of the Board of Directors. The proposed Indemnification Provisions would also provide for mandatory advancement of expenses to directors so long as the director promises to repay the advance if it is later determined that he is not entitled to indemnification by the Company. This gives directors added protection by requiring an advance of expenses where the issue being litigated is whether the director can claim the benefit in the particular circumstances of Article 6 of the Certificate. Advances of funds to pay the expenses of officers, employees or agents of the Company may be made on such terms as the Board of Directors deems appropriate.

Description of the Indemnification Provisions

     The Indemnification Provisions, included as proposed Article 7 of the Company's Certificate, implements the enhanced indemnification protections authorized by the CBCA. If Proposal 4 is adopted, the Indemnification Provisions will replace, for directors, officers, employees and agents, the mandatory grandfather indemnification requirements set forth in the CBCA.

     The Indemnification Provisions require the Company, to the extent permitted by the CBCA, to indemnify any person who is or was a director of the Company. The Indemnification Provisions do not, however, require the Company to indemnify a director in connection with a proceeding commenced by the Company against the director or commenced by the director against the Company. Likewise, the Indemnification Provisions do not affect the indemnification or advancement of expenses to a director for any liability stemming from acts or omissions occurring prior to the effective date of the Indemnification Provisions. With respect to officers, employees and agents of the Company, the Indemnification Provisions permit the Board of Directors to determine the terms and conditions of such indemnification, consistent with the CBCA. The Indemnification Provisions permit, but do not require, the Company to advance expenses to any current or former officer, employee or agent of the Company who is not a director.

     The Indemnification Provisions would significantly broaden the rights of the Company's directors to indemnification. Under the Indemnification Provisions, a director would be indemnified against expenses and liabilities to any person for any action taken, or any failure to take any action, as a director except liability that (i) involved a knowing and culpable violation of law by the director, (ii) enabled the director or an associate, as defined in
Section 33-840 of the CBCA, to receive an improper personal economic gain, (iii) showed a lack of good faith and a conscious disregard for the duty of the director to the Company under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Company, (iv) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Company, or (v) created liability under Section 33-757 (liability for unlawful distributions) of the CBCA.

     In addition, the Indemnification Provisions would permit, but not require, the Company to provide indemnification to officers, employees or agents of the Company who are not also directors, or who are directors but are made a party to a Proceeding solely in their capacity as officers, employees or agents. The

Indemnification Provisions do not provide indemnification for directors or officers in connection with a proceeding commenced by the Company against such indemnitee or commenced by the indemnitee against the Company. The Indemnification Provisions provide the Company with the flexibility to determine the appropriate extent of indemnification of officers, employees and agents on terms and conditions established at the discretion of the Board of Directors, from time to time, consistent with public policy. These indemnification rights may be evidenced by contract, bylaws or by resolutions of the Board.

     The provisions of the Indemnification Provisions are not exclusive of any other rights of indemnification which a person seeking indemnity may have under any bylaw, agreement, vote of the shareholders or disinterested directors or otherwise.

     The CBCA has not yet been subject to judicial review due to its recent enactment. As a consequence, its validity is untested by Connecticut courts. The outcome of any litigation challenging the applicability of the CBCA's provisions regarding indemnification or the effects of the Indemnification Provisions cannot be predicted with any certainty at this time. If Proposal 4 is adopted, the Indemnification Provisions may cause the Company to indemnify directors in situations where the Company currently is under no obligation to do so. Accordingly, if any such indemnification is made, the economic cost to the Company is likely to be greater than the economic cost of its indemnity obligations if the Indemnification Provisions were not adopted. The Company is not aware of any known or anticipated Proceeding for which a claim for indemnification may be made by a director under the Indemnification Provisions.

DESCRIPTION OF THE CONFORMING AMENDMENTS OTHER THAN THE
INDEMNIFICATION PROVISIONS

Updated Statutory References.

     In connection with the enactment of the CBCA, the provisions of the Certificate which were required by the CSCA but which are inapplicable to the Company and no longer required by the CBCA became superfluous. Accordingly, Proposal 4 would delete any references to statutes that were repealed in connection with the enactment of the CBCA and replace such references with statutory references to the CBCA. Proposal 4 would also delete Articles 5 and 4, the Articles that set forth the rights and preferences of each class of shares and that grant express authority to the board of directors and specify the initial amount of stated capital with which the Company could commence business.

Clean Up Provisions.

     Proposal 4 would amend Article 7 (to be renumbered as Article 5) to reflect the elimination of the concept of "Directorships" that the CSCA utilized. The revised wording is intended to achieve the same result as the previous language, however. Proposal 4 would make identical language changes to Article III of the Bylaws to conform them to the Certificate.

     The Conforming Amendments will modernize the Company's Certificate and Bylaws and make them more workable documents for the administration of the Company. By updating statutory references and modifying language to eliminate unnecessary risks not foreseen when such language was originally adopted, the Conforming Amendments will guide management and others to the proper statutes governing the Company and the Certificate and Bylaws.

VOTE REQUIRED AND EFFECTIVE TIME

     Proposal 4 will be adopted if the votes cast by the holders of the shares entitled to vote on Proposal 4 exceed the votes cast in opposition to the Proposal. Abstentions and broker non-votes will not be counted as votes cast. The Conforming Amendments, including the Indemnification Provisions, if adopted, will become effective as of the date and time the restated Certificate is filed with the Office of the Secretary of the State of the State of Connecticut.

     The Board of Directors acknowledges that individual directors have a significant personal interest in the outcome of the vote on Proposal 4 since they would be the beneficiaries of the increased protections that Proposal 4 authorizes. Moreover, any such personal benefit that the directors would derive could potentially be at the shareholders' expense. Nevertheless, the Board believes that the Conforming Amendments, including the Indemnification Provisions, are fair and in the best interests of the Company and its shareholders and that they should enhance the Company's ability to attract and retain qualified directors, officers, employees and agents.

     THE BOARD OF DIRECTORS BELIEVES THAT ADOPTION OF PROPOSAL 4 IS IN THE BEST INTERESTS OF ALL OF THE COMPANY'S SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" ADOPTION OF THE PROPOSAL.

                             ITEM 5. OTHER BUSINESS

     The Board of Directors knows of no other business which is likely to be brought before the Annual Meeting. However, the persons named in the enclosed proxy card will, at their discretion, vote the shares they represent upon any other business which may properly come before the Annual Meeting.

                                 OTHER MATTERS

     The cost of solicitation of the proxies will be borne by the Company. Proxies may be solicited by directors, officers and employees by mail, telephone, facsimile or in person without additional compensation. Copies of this proxy statement and of the 1998 Annual Report to Shareholders will be delivered by the Company, through the services of ADP Proxy Services, to brokers, dealers, banks, and voting trustees, or their nominees, for the purpose of having these materials forwarded to beneficial owners. The Company will pay ADP Proxy Services a service charge anticipated to be $2,000 and will reimburse ADP Proxy Services for out-of-pocket expenses associated with each delivery, such expenses to include reimbursement of record holders for their reasonable expenses in connection with forwarding materials to beneficial owners. Returned proxies will be processed and tabulated under the supervision of independent Inspectors of Election.

                     COMPLIANCE WITH SECTION 16(A) FILINGS

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and NASDAQ. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year, all of its officers, directors and greater than ten percent beneficial owners, except V. Lehman Woods and Gerald Snyder, each of whom filed a Form 5 to report inadvertently omitted late Form 4 transactions, complied with all applicable
Section 16(a) filing requirements.

                           1999 SHAREHOLDER PROPOSALS

     In order for shareholder proposals to be eligible for inclusion in the Company's proxy statement for the 1999 Annual Meeting of Shareholders, they must be received by the Company at its principal office, Route 2, P.O. Box 220, North Stonington, Connecticut 06359, by March 3, 1999.

                                                                       EXHIBIT A

                          ANALYSIS & TECHNOLOGY, INC.

                             1998 STOCK OPTION PLAN

     1. Definitions: as used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

          1.1. "Affiliated Corporation" shall mean any corporation which controls, is controlled by or is under common control with the Corporation and any predecessor corporation.

          1.2. "Board of Directors" shall mean the Board of Directors of the Corporation.

          1.3. "Committee" shall mean the Committee of Directors of the Corporation to be appointed from time to time by the Corporation's Board of Directors to administer this Plan.

          1.4. "Corporation" shall mean Analysis & Technology, Inc.

          1.5. "Fair Market Value" of the Shares shall be deemed to be the average of the high and low sales price per Share as reported by the NASDAQ National Market System, or by the national securities exchange on which the Shares are traded if they are no longer traded on the NASDAQ National Market System, on the day on which Fair Market Value is to be determined. If there was no trading activity on such date, the average of the high and low sales price per share on the most recent date on which a trade occurred shall be deemed to be the Fair Market Value of a Share on the date in question. If the Shares are not traded on the NASDAQ National Market System or a national securities exchange, Fair Market Value of the Shares shall be determined by the Committee in an equitable manner.

          1.6. "Incentive Stock Options" shall mean those Options granted hereunder or under other plans of the Corporation or any Affiliated Corporation as Incentive Stock Options as defined in, and which by their terms comply with the requirements of such options set out in, Section 422 of the Internal Revenue Code of 1986 and Treasury Regulations issued pursuant thereto.

          1.7. "Non-Employee Director" shall mean a director of the Corporation who is not an employee of the Corporation or an Affiliated Corporation.

          1.8. "Non-Qualified Stock Options" shall mean those Options granted hereunder or otherwise by the Corporation or any Affiliated Corporation which are not designated as Incentive Stock Options as described in Section
     1.6 or, pursuant to Section 6.2, are not treated as Incentive Stock
     Options.

          1.9. "Option" shall mean an option to purchase Shares granted pursuant to the provisions of Section 7 of this Plan.

          1.10. "Optionee" shall mean an employee or Non-Employee Director to whom an Option has been granted under this Plan.

          1.11. "Plan" shall mean the Analysis & Technology, Inc. 1998 Stock Option Plan.

          1.12. "Shares" shall mean shares of the no par value common stock of the Corporation.

          1.13. "Stock Option Agreement" shall mean the agreement between the Corporation and the Optionee under which the Optionee may purchase Shares under this Plan.

          1.14. "Ten Percent Shareholder" shall mean an individual who owns shares of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or subsidiary corporation, if any.

     2. Purpose of Plan: The purpose of this Plan is to attract and retain outstanding key employees, to furnish existing key employees with further inducement to continue their employment with the Corporation and to encourage such employees and Non-Employee Directors to acquire a greater stake in the Corporation's success and, thus, provide an additional incentive for them to promote its best interests. Options granted pursuant to the Plan may be Incentive Stock Options or Non-Qualified Stock Options or both with respect to employees and Non-Qualified Stock Options only with respect to Non-Employee Directors.

     3. Effective Date: The effective date of this Plan is the date on which this Plan is approved by the shareholders of the Corporation subsequent to its adoption by the Board of Directors of the Corporation.

     4. Shares Reserved for Plan: Subject to adjustment as provided in Section 12 hereof, a total of One Hundred Fifty Thousand (150,000) Shares of the Corporation shall be subject to this Plan; and such amount of Shares shall be, and is hereby, reserved for sale for such purpose. The Shares subject to this Plan shall consist of authorized but unissued Shares or previously issued Shares reacquired and held by the Corporation as treasury shares. Any of such Shares which may remain unsold and which are not subject to outstanding options at the termination of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan the Corporation shall at all times reserve a sufficient number of Shares to meet the requirements of this Plan. If any Option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the Shares subject to such Option but not purchased thereunder shall again be available for Options to be granted under this Plan.

     5.  Administration of the Plan:

          5.1. The Plan shall be administered by the Committee. The Committee shall consist of not less than three members of the Corporation's Board of Directors. Each member of the Committee shall be a "disinterested person" as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934. Any member of the Committee who ceases to qualify as a "disinterested person" for any reason shall, simultaneously with such disqualification, cease to be a member of the Committee.

          5.2. Subject to the terms of this Plan, including, without limitation,
     Section 7.2 hereof relating to Options granted to Non-Employee directors upon their election or re-election as such, the Committee shall have full and final authority to determine the persons who are to be granted Options under this Plan and the number of Shares subject to each Option.

          5.3. Subject to the terms of this Plan, the Committee shall also have complete authority to interpret this Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, to determine whether Options to be granted hereunder shall be Incentive Stock Options or Non-Qualified Stock Options, and to make all other determinations necessary or desirable in the administration of this Plan.

     6.  Eligibility:

          6.1. The individuals who shall be eligible to participate in this Plan and to receive Options hereunder shall be such key employees of the Corporation and its Affiliated Corporations as the Committee shall, in its sole discretion, determine and Non-Employee Directors in accordance with
     Section 7.2 hereof. In determining the employees to whom Options shall be granted and the number of Shares to be covered by each Option, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Corporation and its Affiliated Corporations and such other factors as the Committee, in its discretion, may deem relevant. Options may be granted to key employees who hold or have held options under previous plans.

          6.2. No employee may receive Options under this Plan covering more than ten percent (10%) of the total number of Shares reserved under Section 4 of this Plan. In addition, the aggregate Fair Market Value (determined as of the time the Option is granted) of Shares with respect to which Incentive Stock

     Options are exercisable for the first time by any employee in any one calendar year (under all stock option plans of the Corporation or any Affiliated Corporation) shall not exceed $100,000. In the event any Option or Options intended as Incentive Stock Options become exercisable (including by reason of acceleration of exercisability as provided in Section 12(b) hereof or otherwise) in such a way that the foregoing limitation would be exceeded in any year, such Option or Options shall be exercisable in such year; but to the extent such exercisability would cause such limitation to be exceeded, the value of the shares in excess of $100,000 shall be treated as Non-Qualified Stock Options when exercised rather than treated as Incentive Stock Options.

     7.  Option Grant:

          7.1. Each Option granted under this Plan to an employee of the Corporation shall be evidenced by minutes of a meeting of the Committee or the unanimous written consent of all members of the Committee and by a written Stock Option Agreement effective as of the date of the grant and executed by the Corporation and the employee, which Stock Option Agreement shall set forth such terms and conditions as may be determined by the Committee to be consistent with this Plan.

          7.2. Immediately following the Corporation's annual meeting of shareholders held in the year 2000 each Non-Employee Director elected, re-elected, or continuing in office, as the case may be, shall automatically, without need for any further action, be granted an option to acquire 3,000 Shares. Each Option granted pursuant to this Section 7.2 shall be evidenced by a written Stock Option Agreement effective as of the date of the grant and executed by the Corporation and the director, which Stock Option Agreement shall set forth such terms and conditions as may be determined by the Committee to be consistent with this Plan. The provisions of this Section 7.2 shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act, or the rules thereunder.

     8.  Term of Option:

          8.1. Each Incentive Stock Option shall commence on the date as of which the Stock Option Agreement is effective between the Corporation and the Optionee and shall terminate seven (7) years thereafter; provided, however, that if at the time the Option is granted the Optionee is a Ten Percent Shareholder the Option shall terminate five (5) years thereafter. Each Non-Qualified Option shall commence on the date as of which the Stock Option Agreement is effective between the Corporation and the Optionee and shall terminate, in the case of a Non-Qualified Option granted other than to a Non-Employee Director, at such time as is provided in the relevant Stock Option Agreement, up to ten (10) years and one (1) day after the date of the grant and, in the case of a Non-Qualified Option granted to a Non-Employee Director, seven (7) years after the date of the grant. In any case, if the Optionee shall cease to be a regular full-time employee of the Corporation, or an Affiliated Corporation, for any reason other than a termination for cause or a termination by reason of death, or, with respect to Non-Employee Directors, if the Optionee shall cease to be a director of the Corporation for any reason other than removal by the shareholders of the Corporation for cause or by reason of death, any unexercised portion of said Option shall terminate sixty (60) days after the date of the termination of employment or directorship, as the case may be, or upon the expiration of the Option, whichever shall first occur.

          8.2. In the event that the Optionee's employment is terminated for cause or with respect to a Non-Employee Director, the Optionee is removed as a director of the Corporation by the shareholders for cause, the unexercised portion of the Option shall terminate immediately upon the giving of the notice of such termination or removal. Nothing in this Plan or in any Option granted pursuant to this Plan shall confer on any Optionee the right to continue in the service of the Corporation or any of its Affiliated Corporations, or interfere in any way with the right of the Corporation or any of its subsidiaries or affiliates to terminate the Optionee's employment at any time or the right of the shareholders of the Corporation to remove or to fail to re-elect any director of the Corporation.

          8.3. In the event of the death of the Optionee, the Optionee's estate shall have the privilege of exercising any rights not theretofore exercised by the Optionee, to the extent that the Optionee was entitled to exercise such rights on the date of the Optionee's death; but in such event, the period of time within which the purchase may be made shall be the earlier of (a) 180 days next succeeding the death of the Optionee or (b) the expiration of the term of the Option.

     9. Exercise of Option: An Option granted under this Plan shall become exercisable in installments as follows: to the extent of twenty percent (20%) of the number of Shares originally covered thereby at any time after the commencement of the Option; and, to the extent of an additional 20% of such number of Shares per year at any time after the commencement of the second, third, fourth and fifth years of the term of the Option; and such installments shall be cumulative. The Option to purchase such Shares may be exercised in whole or in part as to any Shares which have become purchasable under the provisions of the Option at any time during the term of the Option by written notice delivered to the Corporation. Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the purchase price of such Shares. Payment shall be made to the Corporation either: (a) in cash (including certified check, bank draft, or money order); or (b) by delivering Shares already owned by the Optionee, which shall be valued at their Fair Market Value on the day on which notice of exercise is received by the Corporation; or (c) a combination of such Shares and cash. Delivery of Shares pursuant to alternative (b) or (c) above shall be accomplished by the Optionee's delivery of one or more stock certificates representing at least the number of Shares to be used to pay for the option exercise, duly endorsed for transfer or accompanied by one or more properly executed stock powers, together with written instructions to the Corporation as to the number of Shares to be used for payment. Unless the Shares to be purchased have been registered under the applicable securities laws, a notice of exercise hereunder shall be accompanied by an investment letter indicating nondistributive intent in a form approved by the Committee.

     10. Option Price: The purchase price per Share shall be the Fair Market Value of a Share as of the effective date of the Stock Option Agreement entered into between the Corporation and the Optionee. Provided, however, with respect to Incentive Stock Options, if at the time the Option is granted the Optionee is a Ten Percent Shareholder, the purchase price per Share for said Optionee shall be one hundred ten percent (110%) of the Fair Market Value of a Share as of the effective date of the Stock Option Agreement entered into between the Corporation and the Optionee.

     11. Non-assignability of Option: The Option to purchase shall not be transferable by the Optionee and shall be exercisable, during the Optionee's lifetime, only by the Optionee.

     12.  Adjustment Upon Fundamental Corporate Change:

     (a) Notwithstanding any other provisions of this Plan, each Stock Option Agreement shall contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number, kind, class or issuer of Shares subject to such Option, the option price and/or such other provisions as the Committee shall deem advisable or necessary in connection with fundamental corporate changes of the Corporation by reason of any stock dividend, stock split, recapitalization, combination or exchange of Shares, merger, consolidation, acquisition of property or stock, the sale of substantially all corporate assets, separation, reorganization or liquidation and the like.

     (b) Notwithstanding any other provision of this Plan or any Option granted hereunder, each Option granted under this Plan and still outstanding shall become immediately exercisable in the event that there is a "Change in Control" of the Corporation; provided, however, that in the case of an Incentive Stock Option, such acceleration of exercisability shall be subject to the limitations of
Section 6.2 of this Plan. For purposes of this Plan, the term "Change in Control" shall mean any of the following events:

             (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") except that a Person shall not include any employee benefit plan maintained by the Corporation) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding Voting Securities;

             (ii) The individuals who, as of the date of this Agreement are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange
        Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

             (iii) Approval by shareholders of the Company of: (1) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where: (A) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and (C) no Person other than
        (i) the Company, (ii) any subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of forty percent (40%) or more of the then outstanding Voting Securities), has Beneficial Ownership of forty percent (40%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities; (2) A complete liquidation or dissolution of the Company; or (3) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

     13. Compliance with Laws: Notwithstanding any other provisions of this Plan, each Stock Option Agreement shall contain such provisions as the Committee shall determine to be appropriate to ensure that the Optionee agrees for the Optionee and the Optionee's legal representatives, that the Option shall not be exercisable by the Optionee or the Optionee's legal representatives, and that the Corporation shall not be obligated to issue any Shares, during a time period in which such exercise would adversely affect the Corporation under applicable state or federal securities laws. The Corporation shall, however, provide Optionee with an opportunity to elect to exercise the Options, within the limits specified in this Plan, at a minimum of approximately once a year and, if not sooner terminated, at the termination of the Option's term. If an Option is terminated early pursuant to
Section 8.1 or 8.3 of this Plan, and if the Optionee attempts to exercise the Option, in accordance with its terms, within the period specified in Sections
8.1 or 8.3, as applicable, and if the Corporation determines that it should defer the exercise for the securities laws compliance reasons previously referenced in this Section, then the Corporation may extend the period of time during which an Optionee may exercise the Option. Any such extension shall last only until the next time the Corporation provides the Optionees with an opportunity to exercise Options granted under this Plan.

     The Corporation shall have the right to require the payment (through withholding from the participant's salary, or otherwise as the Corporation shall determine) of any federal and state taxes required to be withheld from any transfer of Shares hereunder (including a transfer of Shares on exercise of an Option granted hereunder).

     14. No Rights in Option Stock: No Optionee shall have any rights as a shareholder with respect to Shares as to which the Option shall not have been exercised and payment made as herein provided, and an Optionee shall have no rights with respect to such Shares not expressly conferred by this Plan.

     15. Effect on Changes in Capital Structure: The existence of the Option to purchase shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the capital stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise.

     16. Successors: This Plan shall be binding upon any successors of the Corporation.

     17. Amendment and Termination: Unless this Plan shall theretofore have been terminated as hereinafter provided, it shall terminate on December 31, 2005, except as to Options previously granted and outstanding under this Plan at that date, and no Option shall be granted hereunder after that date. This Plan may be terminated, modified, or amended by the shareholders of the Corporation. The Board of Directors may terminate this Plan or make such modifications or amendments thereof as it shall deem advisable, or in order to conform to any change in any law or regulation applicable thereto; provided, however, that the Board of Directors may not, without further approval by the shareholders of the Corporation, in the manner required by Connecticut law, (a) increase the maximum number of Shares as to which Options may be granted under this Plan, except as may be needed to make necessary adjustments pursuant to Section 12 of this Plan,
(b) change the class of Persons eligible to be granted Options, (c) increase the periods during which Options may be granted or exercised, except as provided in
Section 13 of this Plan, or (d) provide for the administration of this Plan otherwise than by the Committee. No termination, modification, or amendment of this Plan may, without the consent of an Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of such Optionee under such Option.

                                                                       EXHIBIT B

                              PROPOSED AMENDMENTS
                                     TO THE
                    CERTIFICATE OF INCORPORATION AND BYLAWS
                                       OF
                          ANALYSIS & TECHNOLOGY, INC.

     RESOLVED, that Article 2 of the Certificate of Incorporation of the Company be amended by deleting the words "Connecticut Stock Corporation Act" and substituting the words "Connecticut Business Corporation Act".

     RESOLVED, that Articles 4 and 5 are deleted in their entirety.

     RESOLVED, that Article 6 is renumbered to be Article 4.

     RESOLVED, that Article 7 is renumbered to be Article 5 and is amended and restated to read as follows:

     "For the regulation and management of the affairs of the Corporation and for defining and regulating the powers of the Corporation, its directors and shareholders, it is further provided:

          (a) Number, Election and Terms of Directors. The number of directors of the Corporation shall be prescribed from time to time by or pursuant to the By-laws of the Corporation by resolution of the shareholders, acting by the affirmative vote of the holders of seventy percent (70%) of the voting power of the shares entitled to vote thereon, or by the affirmative vote of a majority of the directors prescribed, or if no number is prescribed, a majority of the directors in office at the time the meeting begins. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-laws of the Corporation. At each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

          (b) Shareholder Nomination of Director Candidates. Advance notice of shareholder nominations for the election of directors shall be given in the manner provided in the By-laws of the Corporation.

          (c) Increases in the Number of Directors and Vacancies. Any vacancy on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. If a vacancy is created by an increase in the number of directors, it shall be filled for the unexpired term by action of shareholders, acting by the affirmative vote of the holders of seventy percent (70%) of the voting power of the shares entitled to vote thereon, or by the affirmative vote of a majority of the directors prescribed, or if no number is prescribed, a majority of the directors in office at the time the meeting begins. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new director office was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

          (d) Removal of Directors. Any director may be removed from office without cause only by the affirmative vote of the holders of seventy percent (70%) of the voting power of the shares entitled to vote thereon. A director may be removed from office for cause by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote thereon.

          (e) Shareholder Action. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such shareholders and may not be effected by any consent in writing by such shareholders unless the consent sets forth the action so taken or to be taken and is signed by all of the persons who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys.

          (f) By-law Amendments. The board of directors and the shareholders shall have the power to make, amend and repeal the By-laws of the Corporation (except so far as the By-laws adopted by the shareholders shall otherwise provide). Any By-laws made by the directors under the powers conferred hereby may be amended or repealed by the directors or by the shareholders; provided however, that Section 2 of Article II of the By-laws relating to shareholder action or Sections 2, 3, 4, 5 and 6 of Article III of the By-laws, relating to the number of directors, terms of office and election of directors, notification of nominations, removal of directors, and newly created directorships and vacancies, shall not be amended or repealed, nor shall any provision inconsistent therewith be adopted, other than by the affirmative vote of the holders of seventy percent (70%) or more of the voting power of the shares entitled to vote thereon unless the following two conditions are met, in which case the shareholder vote required to authorize such change to the By-laws shall be reduced to a majority of the shares entitled to vote thereon: (i) the board of directors, by the concurring vote of all of the directors then in office, unanimously vote to recommend approval of such action by the shareholders; and (ii) at the time the directors so vote, no person or group (other than one or more employee benefit plans) is, or intends to become, the beneficial owner of such portion of the Corporation's stock as would allow the person or group to directly or indirectly control greater than twenty percent of the voting power of the Corporation's stock entitled to vote on the election of directors such that the person or group has been or is required to report such status or intention to the Securities and Exchange Commission under Sections 13 or 14 of the Securities Exchange Act of 1934 or the rules and regulations promulgated pursuant thereto (as all were in effect on July 15, 1985) or would be so required if the Corporation's common stock were registered under said Act.

          (g) Amendment, Repeal, Etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of seventy percent (70%) of the voting power of the shares entitled to vote thereon shall be required to amend or repeal this Article 5 or any section thereof or to adopt any provision inconsistent therewith unless the following two conditions are met, in which case the shareholder vote required to authorize such change to the Certificate shall be governed by the minimum requirements of the Connecticut General Statutes: (i) the board of directors, by the concurring vote of all of the directors then in office, unanimously vote to approve and recommend approval of such action by the shareholders; and (ii) at the time the directors so vote, no person or group (other than one or more employee benefit plans) is, or intends to become, the beneficial owner of such portion of the Corporation's stock as would allow the person or group to directly or indirectly control greater than twenty percent of the voting power of the Corporation's stock entitled to vote on the election of directors such that the person or group has been or is required to report such status or intention to the Securities and Exchange Commission under Sections 13 or 14 of the Securities Exchange Act of 1934 or the rules and regulations promulgated pursuant thereto (as all were in effect on July 15, 1985) or would be so required if the Corporation's common stock were registered under said Act."

     RESOLVED, that Article 8 is renumbered to be Article 6 and is amended and restated to read as follows:

          "The personal liability to the Corporation or its shareholders of a person who is or was a director of the Corporation for monetary damages for breach of duty as a director shall be limited to the amount of the compensation received by the director for serving the Corporation during the year of the violation if such breach did not (a) involve a knowing and culpable violation of law by the director, (b) enable the director or an associate, as defined in subdivision (3) of Section 33-840 of the Connecticut Business Corporation Act as in effect on the date hereof and as it may be amended from time to time, to receive an improper personal economic gain, (c) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation, (d) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation, or (e) create liability under Section 33-757 of the Connecticut Business Corporation Act as in effect on the effective date hereof and as it may be amended from time to time. The personal liability of a person who is or was a director to the Corporation or its shareholders for breach of duty as a director shall further be limited to the full extent allowed from time to time by Connecticut law. This Article 6 shall not limit or preclude the liability of a person who is or was a director for any act or omission occurring prior to the effective date hereof. Any lawful repeal or modification of this Article 6 or the adoption of any provision inconsistent herewith by the Board of Directors and the shareholders of the Corporation shall not, with respect to a person who is or was a director, adversely affect any limitation of liability, right or protection of such person existing at or prior to the effective date of such repeal, modification or adoption of a provision inconsistent herewith."

     RESOLVED, that a new Article 7 is added to the Certificate of Incorporation to read as follows:

     "Indemnification.

          (a) The Corporation shall indemnify its directors for liability, as defined in Section 33-770(5) of the Connecticut Business Corporation Act, to any person for any action taken, or any failure to take any action, as a director, except liability that: (a) involved a knowing and culpable violation of law by the director; (b) enabled the director or an associate (as defined in Section 33-840 of the Connecticut Business Corporation Act) to receive an improper personal gain; (c) showed a lack of good faith and conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation; (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation; or (e) created liability under Section 33-757 of the Connecticut Business Corporation Act. Notwithstanding the preceding sentence, the Corporation shall not be required to indemnify an indemnitee in connection with a proceeding (or part thereof) commenced by the Corporation against the indemnitee or commenced by the indemnitee against the Corporation. This Article shall not affect the indemnification or advance of expenses to a director for any liability stemming from acts or omissions occurring prior to the effective date of this Article.

          (b) The Corporation shall not be obligated by Section 33-776(d) of the Connecticut General Statutes to indemnify, or advance expenses, to any current or former officer, employee or agent of the Corporation who is not a director. However, the Corporation may, at the discretion of the board of directors, indemnify, or advance expenses to, any current or former officer, employee or agent of the Corporation who is not a director to the fullest extent permitted by law.

     RESOLVED, that Article III, Sections 2 and 6 of the Bylaws of the Corporation are amended and restated to read as follows:

           Section 2. Number. The Corporation shall have a minimum number of directors of five (5) and a maximum number of fifteen (15). The number of directors at any time within such minimum and maximum shall be the number fixed by resolution of the shareholders, acting by the affirmative vote of the holders of seventy percent (70%) of the voting power of the shares entitled to vote thereon, or by the affirmative vote of a majority of the directors prescribed, or if no number is prescribed, a majority of the directors in office at the time the meeting begins.

          Section 6. Increases in the Number of Directors and Vacancies. Any vacancy on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. If a vacancy is created by an increase in the number of directorships, it shall be filled for the unexpired term by action of shareholders, acting by the affirmative vote of the holders of seventy percent (70%) of the voting power of the shares entitled to vote thereon, or by the affirmative vote of a majority of the directors prescribed, or if no number is prescribed, a majority of the directors in office at the time the meeting begins. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created for the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.
                                                        PLEASE MARK
                                                        YOUR VOTES AS   /X/
                                                        INDICATED IN
                                                        THIS EXAMPLE


1. Election of Directors (terms to expire in 2001) Larry M. Fox, David M. Nolf, Dennis G. Punches

    FOR all nominees       WITHHOLD         (INSTRUCTION: To withhold authority
  listed above (except     AUTHORITY        to vote for any individual nominee,
    as marked to the     to vote for all    write that nominee's name in the
      contrary).         nominees listed    space provided below.)
                            above.

        / /                   / /           ------------------------------------

2. Proposal to ratify the selection of KPMG Peat Marwick LLP as the independent public accountants of the Company for the fiscal year ending March 31, 1999.

           FOR        AGAINST       ABSTAIN

           / /          / /           / /


3. Approval of the 1998 Stock Option Plan.

           FOR        AGAINST       ABSTAIN

           / /          / /           / /


4. Amendments to the Company's Certificate of Incorporation and By-Laws regarding indemnification and other matters relating to the new Connecticut Business Corporation Act.

           FOR        AGAINST       ABSTAIN

           / /          / /           / /

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                             The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

                             Each person named to the left is asked to sign this proxy exactly as his or her name appears, including the title "Executor," "Trustee," etc., if the same is indicated. If more than one person's name is set forth, all should sign. If stock is held in the name of a corporation or partnership, this proxy should be executed by a properly authorized person.

                             Dated:                                       , 1998
                                   ---------------------------------------

                             --------------------------------------------------
                                                  Signature

                             --------------------------------------------------

                             --------------------------------------------------

                             --------------------------------------------------
                                          Signature, if held jointly

Shareholders planning to attend the Annual Meeting in person are asked to check this block / /

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                           -- FOLD AND DETACH HERE --

PROXY                                                                     PROXY

                          ANALYSIS & TECHNOLOGY, INC.
                             ROUTE 2, P.O. BOX 220
                      NORTH STONINGTON, CONNECTICUT 06359

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby appoints Gary P. Bennett and Nelda S. Nardone as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Analysis & Technology, Inc. (the "Company") held of record by the undersigned on June 5, 1998, at the Annual Meeting of Shareholders to be held on August 11, 1998 or any adjournment thereof.

                          (Continued on reverse side)




                           -- FOLD AND DETACH HERE --